                                                                     EXHIBIT 8.1

                           FULBRIGHT & JAWORSKI L.L.P
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151

                                October 10, 2002

TEPPCO Partners, L.P.
TE Products Pipeline Company, Limited Partnership
TCTM, L.P.
TEPPCOMidstream Companies, L.P.
Jonah Gas Gathering Company
Val Verde Gas Gathering Company, L.P.

2929 Allen Parkway
P.O. Box 2521
Houston, Texas  77252-2521

Dear Sirs:

      We have acted as special counsel for TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of
(i) units representing limited partner interests in the Partnership (the "Units"), (ii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and
(iii) guarantees (the "Guarantees") of such Debt Securities by TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership, TCTM, L.P., a Delaware limited partnership, TEPPCO Midstream Companies, L.P., a Delaware limited partnership, Jonah Gas Gathering Company, a Wyoming general partnership, and Val Verde Gas Gathering Company, L.P., a Delaware limited partnership. We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Partnership's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

      In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Tax Considerations" (the "Discussion") in the Registration Statement. The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of Units offered by the Prospectus.

      We consent to the reference to our firm under the caption "Tax Considerations" in the Prospectus and to the filing of this confirmation and consent as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ FULBRIGHT & JAWORSKI L.L.P.

                                          Fulbright & Jaworski L.L.P.